Exhibit 24: Power of Attorney

The undersigned directors and officers of The Ryland Group, Inc., a Maryland corporation, constitute and appoint Timothy J. Geckle the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact to sign for the undersigned in their respective names as directors and officers of The Ryland Group, Inc., the Annual Report on Form 10-K of The Ryland Group, Inc., for the fiscal year ended December 31, 2002 to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

DATED: February 26, 2003

/s/ R. Chad Dreier R. Chad Dreier, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Leslie M. Frécon Leslie M. Frécon, Director

/s/ Roland A. Hernandez Roland A. Hernandez, Director

/s/ William L. Jews William L. Jews, Director

/s/ William G. Kagler William G. Kagler, Director

/s/ Ned Mansour Ned Mansour, Director

/s/ Robert E. Mellor Robert E. Mellor, Director

/s/ Norman J. Metcalfe Norman J. Metcalfe, Director

/s/ Charlotte St. Martin Charlotte St. Martin, Director

/s/ Paul J. Varello Paul J. Varello, Director

/s/ John O. Wilson John O. Wilson, Director